Putnam International Growth Fund, March 31, 2016, semi annual report

77Q1

Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; Schedule A amended as of March 24, 2016 Incorporated by Reference to Post Effective Amendment No. 165 to the Registrants Registration Statement filed on March 25, 2016.